Exhibit 99.1

Kemper Corporation One East Wacker Drive Chicago, IL 60601 kemper.com

Press Release

November 19, 2015

Kemper Corporation Appoints Joseph P. Lacher, Jr. as President and Chief Executive Officer; Appoints Robert J. Joyce as Chairman

CHICAGO--(BUSINESS WIRE)-Kemper Corporation (NYSE: KMPR) announced today that effective immediately, Joseph P. Lacher, Jr., 46, joined Kemper Corporation as President, Chief Executive Officer and a member of the Kemper Board of Directors. The company also announced today that Robert J. Joyce became non-executive Chairman of its Board of Directors.

In conjunction with today’s appointments, Donald G. Southwell, who had previously announced his plans to retire, has relinquished his positions as Kemper’s Chairman, President and Chief Executive Officer as well as his position on the Board of Directors. He is expected to serve as a senior advisor to the company until his retirement on May 26, 2016.

“Joe is an experienced and well-regarded insurance executive with a strong track record of delivering results. We are excited about Kemper’s future, given Joe’s leadership ability and deep industry experience, coupled with the strong Kemper team,” said Joyce. “We are proud of the Kemper history and appreciate all Don’s accomplishments during these past 20 years with the company.”

“I look forward to helping the Kemper team realize our full potential,” said Lacher. “We are committed to fulfilling our promises to our policyholders, enhancing the strong relationships with our agents and delivering for our shareholders. This is a tremendous opportunity to join an already strong Kemper team.”

Lacher previously served in several senior executive roles in the insurance industry. He was President of Allstate Protection, where he led all of the company’s property and casualty offerings serving more than 17 million American households. Prior to Allstate, he spent 18 years at the Travelers Companies, most recently serving as Executive Vice President of Personal Lines and Select Accounts. Lacher earned his Bachelor of Science degree in Aerospace Engineering from the University of Notre Dame.
About Kemper
The Kemper family of companies is one of the nation’s leading insurers. With $8 billion in assets, Kemper is improving the world of insurance by offering personalized solutions for individuals, families and businesses. Kemper's businesses collectively:

•	Offer insurance for home, auto, life, health and valuables

•	Service six million policies

•	Are represented by 30,000 agents and brokers

•	Employ 6,000 associates dedicated to providing exceptional service

•	Are licensed to sell insurance in 50 states and the District of Columbia
Learn more about Kemper.

Caution Regarding Forward-Looking Statements

This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are those listed in periodic reports filed by Kemper with the Securities and Exchange Commission (the “SEC”). No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.

Contact

Investors:     Diana Hickert-Hill
312.661.4930
investor.relations@kemper.com